Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

October 30, 2020

Media Contact:	Investor Contact:
Brianne Hyder	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 503-464-8596	Phone: 503-464-7051

Portland General Electric Announces Third Quarter 2020 Results
Strong core business performance, increasing capital plan by $100 million

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported a net loss based on generally accepted accounting principles (GAAP) of $17 million, or 19 cents per diluted share, for the third quarter of 2020, which reflects the $1.09 loss per diluted share from previously disclosed trading losses. After adjusting for the impact of third quarter trading losses, non-GAAP net income was $80 million, or 90 cents per diluted share. This compares with GAAP net income of $55 million, or 61 cents per diluted share, for the third quarter of 2019.

“We continue to deliver strong operating performance, notwithstanding the financial impact of the isolated trading losses and wildfires this quarter,” said Maria Pope, PGE president and CEO. “I’m proud that our team acted decisively and demonstrated resilience and unwavering dedication to our customers. Looking ahead, we remain committed to making the right investments to meet the needs of Oregonians and drive value for shareholders.”

Third Quarter 2020 Earnings Compared to Third Quarter 2019 Earnings
Total revenues increased as a result of higher residential and industrial demand, which increased 9% on the strength of growth in the high-tech and digital service sectors. These increases were partially offset by lower commercial demand and the effects of the decoupling mechanism.
The cost of purchased power increased and was primarily driven by losses from the Company’s energy portfolio. Other operating expenses declined due to lower outside service expense, reduced plant maintenance expense and lower distribution expense. Administrative expenses declined due to lower employee benefits expense.
Company Updates
Capital investment plan

The Company announced a $100 million increase to its capital plan through 2021. These investments in grid resiliency, system modernization and infrastructure to serve new large customers will enhance the Company’s ability to deliver safe, clean, reliable and affordable energy.

Wildfires

In 2020, Oregon experienced one of the most destructive wildfire seasons on record, with over one million acres of land burned. The Company is not aware of any wildfires caused by PGE equipment. On October 20, 2020, the Oregon Public Utilities Commission approved PGE’s application to defer costs associated with damage restoration from these wildfires. PGE continues to assess the damage to its infrastructure and expects regulatory recovery of prudently incurred restoration costs.

Energy trading activities
The Company’s energy portfolio experienced realized losses of $127 million in the third quarter. The PGE Board of Directors Special Committee review of the energy trading losses and the Company’s procedures and controls related to the trading is ongoing.
2020 Earnings Guidance
PGE is reaffirming its 2020 earnings guidance of $1.40 to $1.60 per diluted share and expects to be in the upper half of this range. This guidance reflects the following assumptions:
•Revised increase in annual retail deliveries of 1%, weather adjusted, year over year;
•Average hydro conditions for the year;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $550 million and $570 million, which assumes deferral of the incremental full-year forecasted bad debt expense in excess of $6 million due to moratoriums on collection activities and customer disconnects; and
•Depreciation and amortization expense between $410 million and $430 million.

Third Quarter 2020 Earnings Call and Webcast — October 30, 2020

PGE will host a conference call with financial analysts and investors on Friday, October 30, 2020, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, October 30, 2020, through 1 p.m. ET on Friday, November 6, 2020.

Maria Pope, president and CEO; Jim Lobdell, senior vice president of Finance, CFO, and treasurer; and Jardon Jaramillo, senior director, Investor Relations, Treasury, and Risk Management, will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures

Management believes that excluding the effects of the energy trading losses provides a meaningful representation of the Company’s comparative earnings per share. The Company has adjusted this amount to maintain comparability between periods. The effect of the energy trading losses was $1.09 per diluted share. PGE’s reconciliations of non-GAAP earnings for the three and nine months ended September 30, 2020 are below.

Non-GAAP Earnings Reconciliation for the three and nine months ended September 30, 2020

(Dollars in millions, except EPS)	Net Income (Loss)	Diluted EPS
GAAP-based as reported for the three months ended September 30, 2020	$(17)	$(0.19)
Exclusion of certain trading losses	127	1.42
Tax effect (1)	(30)	(0.33)
Non-GAAP-based as reported for the three months ended September 30, 2020	$80	$0.90

GAAP-based as reported for the nine months ended September 30, 2020	$103	$1.15
Exclusion of certain trading losses	127	1.42
Tax effect (1)	(30)	(0.33)
Non-GAAP-based as reported for the nine months ended September 30, 2020	$200	$2.24
(1) Tax effects are determined based on the Company's forecasted annual effective tax rate applied to year-to-date ordinary income or loss

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, with operations across the state. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE has 16 generation plants in five Oregon counties, and maintains and operates 14 public parks and recreation areas. For over 130 years, PGE has delivered safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE and its 3,000 employees are working with customers to build a clean energy future. In 2019, PGE, employees, retirees and the PGE Foundation donated $4.7 million and volunteered 32,900 hours with more than 700 nonprofits across Oregon. For more information visit portlandgeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of the review being conducted by the Special Committee relating to energy trading losses; the impact of the recommendations of the Special Committee on the Company and its operations; the time and expense incurred in implementing the recommendations of the Special Committee; any reputational damage to the Company relating to the matters underlying the Special Committee's review; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the Company's inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; cyber security breaches of the Company's customer information system or operating systems, which may affect customer bills or other aspects of our operations; and widespread health emergencies or outbreaks of infectious diseases such as the novel coronavirus disease (COVID-19), which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this press release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the Company's most recent annual report on Form 10-K and in other documents that the Company files with the United States Securities and Exchange Commission, including management's discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Revenues, net	$556	$538	$1,589	$1,570
Alternative revenue programs, net of amortization	(9)	4	—	5
Total revenues	547	542	1,589	1,575
Operating expenses:
Purchased power and fuel	292	165	554	449
Generation, transmission and distribution	65	78	215	241
Administrative and other	63	74	208	223
Depreciation and amortization	108	103	320	305
Taxes other than income taxes	35	34	104	101
Total operating expenses	563	454	1,401	1,319
Income (loss) from operations	(16)	88	188	256
Interest expense, net	35	32	102	95
Other income:
Allowance for equity funds used during construction	4	2	11	7
Miscellaneous income, net	3	3	2	5
Other income, net	7	5	13	12
Income (loss) before income tax expense	(44)	61	99	173
Income tax expense (benefit)	(27)	6	(4)	20
Net income (loss)	(17)	55	103	153
Other comprehensive income (loss)	—	—	1	2
Comprehensive income (loss)	$(17)	$55	$104	$155

Weighted-average common shares outstanding (in thousands):
Basic	89,509	89,372	89,476	89,346
Diluted	89,509	89,594	89,629	89,555

Earnings per share:
Basic	$(0.19)	$0.61	$1.16	$1.71
Diluted	$(0.19)	$0.61	$1.15	$1.70

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$253	$30
Accounts receivable, net	250	253
Inventories	86	96
Regulatory assets—current	8	17
Other current assets	123	104
Total current assets	720	500
Electric utility plant, net	7,371	7,161
Regulatory assets—noncurrent	527	483
Nuclear decommissioning trust	47	46
Non-qualified benefit plan trust	39	38
Other noncurrent assets	165	166
Total assets	$8,869	$8,394

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	September 30, 2020	December 31, 2019
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139	$165
Liabilities from price risk management activities—current	16	23
Short-term debt	225	—
Current portion of long-term debt	160	—
Current portion of finance lease obligation	16	16
Accrued expenses and other current liabilities	368	315
Total current liabilities	924	519
Long-term debt, net of current portion	2,657	2,597
Regulatory liabilities—noncurrent	1,375	1,377
Deferred income taxes	378	378
Unfunded status of pension and postretirement plans	250	247
Liabilities from price risk management activities—noncurrent	138	108
Asset retirement obligations	251	263
Non-qualified benefit plan liabilities	99	103
Finance lease obligations, net of current portion	131	135
Other noncurrent liabilities	71	76
Total liabilities	6,274	5,803
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,509,783 and 89,387,124 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	1,226	1,220
Accumulated other comprehensive loss	(9)	(10)
Retained earnings	1,378	1,381
Total shareholders’ equity	2,595	2,591
Total liabilities and shareholders’ equity	$8,869	$8,394

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$103	$153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	320	305
Deferred income taxes	(14)	3
Pension and other postretirement benefits	17	16
Allowance for equity funds used during construction	(11)	(7)
Decoupling mechanism deferrals, net of amortization	—	(6)
Amortization of net benefits due to Tax Reform	(17)	(16)
Other non-cash income and expenses, net	38	38
Changes in working capital:
(Increase)/decrease in accounts receivable, net	(3)	50
Decrease/(increase) in inventories	10	(7)
(Increase)/decrease in margin deposits	(6)	4
Increase/(decrease) in accounts payable and accrued liabilities	24	(25)
Other working capital items, net	27	25
Other, net	(46)	(31)
Net cash provided by operating activities	442	502

Cash flows from investing activities:
Capital expenditures	(549)	(407)
Sales of Nuclear decommissioning trust securities	6	11
Purchases of Nuclear decommissioning trust securities	(5)	(8)
Other, net	(3)	(2)
Net cash used in investing activities	(551)	(406)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	319	200
Payments on long-term debt	(98)	(300)
Borrowings on short-term debt	275	—
Repayments of short-term debt	(50)	—
Dividends paid	(103)	(99)
Other	(11)	(5)
Net cash provided by (used in) financing activities	332	(204)
Increase (Decrease) in cash and cash equivalents	223	(108)
Cash and cash equivalents, beginning of period	30	119
Cash and cash equivalents, end of period	$253	$11

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$70	$73
Cash paid for income taxes	9	21

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Nine Months Ended September 30,
	2020		2019
Revenues (dollars in millions):
Retail:
Residential	$747	47%	$713	45%
Commercial	463	29	479	31
Industrial	162	10	144	9
Direct Access	35	2	34	2
Subtotal	1,407	88	1,370	87
Alternative revenue programs, net of amortization	—	—	5	—
Other accrued revenues, net	13	1	17	1
Total retail revenues	1,420	89	1,392	88
Wholesale revenues	130	8	125	8
Other operating revenues	39	3	58	4
Total revenues	$1,589	100%	$1,575	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	5,621	30%	5,428	31%
Commercial	4,672	25	4,999	28
Industrial	2,552	13	2,332	13
Subtotal	12,845	68	12,759	72
Direct access:
Commercial	478	3	536	3
Industrial	1,114	6	1,093	6
Subtotal	1,592	9	1,629	9
Total retail energy deliveries	14,437	77	14,388	81
Wholesale energy deliveries	4,593	23	3,474	19
Total energy deliveries	19,030	100%	17,862	100%

Average number of retail customers:
Residential	789,726	88%	778,285	88%
Commercial	110,185	12	109,509	12
Industrial	194	—	194	—
Direct access	634	—	633	—
Total	900,739	100%	888,621	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Nine Months Ended September 30,
	2020		2019
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	5,767	32%	6,199	36%
Coal	2,752	15	3,163	19
Total thermal	8,519	47	9,362	55
Hydro	919	5	1,098	7
Wind	1,720	9	1,418	8
Total generation	11,158	61	11,878	70
Purchased power:
Term	5,585	31	4,177	24
Hydro	1,202	7	807	5
Wind	256	1	223	1
Total purchased power	7,043	39	5,207	30
Total system load	18,201	100%	17,085	100%
Less: wholesale sales	(4,593)		(3,474)
Retail load requirement	13,608		13,611

The following table indicates the number of heating and cooling degree-days for the three months ended September 30, 2020 and 2019, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2020	2019	Avg.	2020	2019	Avg.
First Quarter	1,761	1,992	1,849	—	—	—
Second Quarter	554	467	636	99	102	89
July	11	3	7	180	176	182
August	1	—	6	197	216	195
September	35	80	65	115	70	71
Third Quarter	47	83	78	492	462	448
Year-to-date	2,362	2,542	2,563	591	564	537
(Decrease)/increase from the 15-year average	(8)%	(1)%		10%	5%